DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

Exhibit 23.2

May 8, 2012

Linn Energy, LLC

600 Travis Street, Suite 5100

Houston, Texas 77002

Ladies and Gentlemen,

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as independent petroleum engineers, and to the incorporation by reference of certain estimates of proved oil and gas reserves contained in our reports “Appraisal Report as of December 31, 2011 on Certain Properties owned by Linn Energy, LLC,” “Appraisal Report as of December 31, 2010 on Certain Properties owned by Linn Energy, LLC” and “Appraisal Report as of December 31, 2009 on Certain Properties owned by Linn Energy, LLC” in the Registration Statement on Form S-4 and related prospectus of Linn Energy, LLC, Linn Energy Finance Corp. and the subsidiary guarantors listed therein for the registration of $750,000,000 of 6.500% Senior Notes due 2019.

We further consent to the inclusion of our Letter Report dated February 16, 2012 incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

Very truly yours,

DeGolyer and MacNaughton

Texas Registered Engineering Firm F-716